CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Oppenheimer Global Real Estate Fund:

We consent to the use in this Registration Statement of Oppenheimer Global Real Estate Fund, of our report dated February 13, 2013, included in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP
KPMG LLP

Denver, Colorado

February 13, 2013